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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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/X/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-12
INDIANA UNITED BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Indiana United Bancorp 201 N. Broadway Greensburg, Indiana 47240
March 25, 2002

Dear Fellow Shareholders:

        We would like to invite you to attend the 2002 Annual Meeting of Shareholders of Indiana United Bancorp to be held on Wednesday, April 24, 2002 at 10:00 a.m., (E.S.T.), at the Knights of St. John Hall at 312 South Wilder Street, Greensburg, Indiana. We have enclosed a copy of our 2001 Annual Report to Shareholders for your review.

        We hope you can attend the meeting. If you are unable to join us, however, we urge you to exercise your right as a shareholder and vote. The vote of every shareholder is important. Please mark, sign, date and return the enclosed proxy card in the envelope provided. Your cooperation is appreciated.

        The notice of annual meeting and proxy statement accompanying this letter are being mailed to the Company's shareholders on or about March 25, 2002.

Sincerely,

Robert E. Hoptry Chairman of the Board	James L. Saner, Sr. President and Chief Executive Officer

Indiana United Bancorp
201 N. Broadway
Greensburg, Indiana 47240

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held April 24, 2002

To our Shareholders:

        The 2002 Annual Meeting of Shareholders of Indiana United Bancorp will be held at the Knights of St John Hall, 312 South Wilder Street, Greensburg, Indiana, on Wednesday, April 24, 2002, beginning at 10:00 a.m. local time. At the meeting, the holders of outstanding common shares of the Company will act on the following matters:

  1.
  Election of nine directors, each for a term of one year;

  2.
  Ratification of the appointment of Crowe, Chizek and Company LLP as the Company's independent accountants for fiscal 2002; and

  3.
  Approval of a proposed amendment to the Company's articles of incorporation to change the Company's name; and

  4.
  Any other matters that properly come before the meeting.

        All holders of record of shares at the close of business on March 8, 2002 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

DONALD A. BENZIGER Secretary
March 25, 2002 Greensburg, Indiana

Driving Directions to the Annual Meeting of Shareholders

From Indianapolis, Indiana

  1)
  East on I-74 to Greensburg Exit 132 (US-421)
  2)
  Continue South-East on US-421 for approximately 1 1/4 miles
  3)
  Left at Main Street (SR-46) for approximately 1 1/2 miles to Wilder St.
  4)
  Right (South) on Wilder Street, approximately 1/4 mile to Knights of St. John Hall on left

Travel time—approximately 55 minutes

From Cincinnati, Ohio

  1)
  West on I-74 to New Point Exit 143, approximately 45 miles
  2)
  Left at end of ramp to SR-46, about 1/4 mile
  3)
  Right (West) on SR-46 for approximately 15 miles to Greensburg
  4)
  Continue West on Main Street (SR-46) past the Greensburg Public Library, approximately 1/2 mile to Wilder Street
  5)
  Left (South) on Wilder Street, approximately 1/4 mile to Knights of St. John Hall on left

Travel time—approximately 65 minutes

From Louisville, Kentucky

  1)
  North on I-65, to Exit 49 (US-50)
  2)
  Turn Right (East) onto US-50, about 1/4 mile to (SR-31)
  3)
  Left (North) on SR 31, approximately 17 miles to SR-46
  4)
  Right (East) on SR-46 approximately 10 miles to SR-46 & SR-9
  5)
  Right (East) continue on SR-46 approximately 30 miles through downtown Greensburg to Wilder Street, (approximately 1 mile past the Court House)
  6)
  Right (South) on Wilder Street, approximately 1/4 mile to Knights of St. John Hall on left

Travel time—approximately 2 hours

INDIANA UNITED BANCORP
201 N. Broadway
Greensburg, Indiana 47240

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Shareholders of Indiana United Bancorp to be held on Wednesday, April 24, 2002, beginning at 10:00 a.m., local time, at the Knights of St. John Hall, 312 South Wilder Street, Greensburg, Indiana, and at any postponements or adjournments thereof.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At the Company's annual meeting, shareholders will act upon the matters outlined in the notice of meeting appearing opposite this page, including the election of directors, ratification of the Company's independent accountants, and consideration of a proposal by the Company's Board of Directors to amend the Company's articles of incorporation to change the Company's name. In addition, the Company's management will report on the performance of the Company during fiscal 2001 and respond to questions from shareholders.

Who is entitled to vote at the meeting?

        Only shareholders of record at the close of business on the record date, March 8, 2002, are entitled to receive notice of the annual meeting and to vote the common shares that they held on that date at the meeting, or any postponements or adjournments of the meeting.

Who can attend the meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:30 a.m.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 6,495,084 common shares of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

        If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I vote by telephone or electronically?

        If you are a registered shareholder (that is, if you hold your shares in certificate form), you may vote in person or by written proxy.

        If your shares are held in "street name," please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically through the Internet.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How do I vote my retirement plan and 401(k) shares?

        If you participate in the Company's 401(k) and Retirement Plan, you may vote an amount of shares equivalent to the interest in Company common shares credited to your account as of the record date. You may vote by instructing Union Bank and Trust Company of Indiana, the trustee of the Plan, pursuant to the instruction card being provided with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions received by April 22, 2002. If you do not send instructions, the share equivalents credited to your account in the Plan will be voted by the trustee in the same proportion that it votes share equivalents in that Plan for which it did receive timely instructions. You may also revoke previously given voting instructions by April 22, 2002 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

What are the Board's recommendations?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

  •
  for election of the nominated slate of directors (see page 5); and

  •
  for ratification of the appointment of Crowe, Chizek and Company LLP as the Company's independent accountants for fiscal 2002 (see page 14); and

  •
  for approval of the amendment to the Corporation's articles of incorporation to change the corporate name to MainSource Financial Group, Inc. (see page 14).

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

        Election of Directors.    The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        Ratification of Independent Accountants.    For the ratification of the appointment of Crowe, Chizek and Company LLP as the Company's independent accountants for fiscal 2002, the number of votes cast in favor of ratification must exceed the number of votes cast against ratification. A properly executed proxy marked "ABSTAIN" with respect to that matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. An abstention will not have the effect of a negative vote.

        Approval of Proposed Amendment to Corporate Name.    For the approval of the proposed amendment to the articles of incorporation to change the corporate name, the number of votes cast in favor of approval must exceed the number of votes cast against approval. A properly executed proxy marked "ABSTAIN"

with respect to that matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. An abstention will not have the effect of a negative vote.

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. However, shares represented by such "broker non-votes" will be counted in determining whether there is a quorum.

STOCK OWNERSHIP

Who are the largest owners of the Company's shares?

        Except as set forth below, the Company knows of no one single person or group that is the beneficial owner of more than 5% of the Company's common shares.

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class
Robert S. Dunevant 25993 Far Hills Lane West Harrison, IN 47060	496,870	(1)	7.6%

(1)
Includes 165,375 shares held in a family partnership over which Mr. Dunevant shares voting and investment power and 143,640 shares held by his wife. Mr. Dunevant disclaims beneficial ownership over the shares held by his wife.

How much stock do the Company's directors and executive officers own?

        The following table shows the number of common shares of the Company beneficially owned (unless otherwise indicated) by the Company's current directors and nominees for election as directors, the executive officers of the Company named in the Summary Compensation Table below, and the directors and executive officers of the Company as a group. Except as otherwise indicated, all information is as of January 31, 2002.

Name (Age)	Aggregate Number of Shares Beneficially Owned (1)(2)	Percent of Shares Outstanding (3)
Eric E. Anderson (42)	25,486	*
William G. Barron (52)	266,776	4.1%
Michael K. Bauer (47)	10,664	*
Donald A. Benziger (48)	2,318	*
Dale J. Deffner (69)	141,120	2.2%
Don S. Dunevant, M.D. (46)	103,885	1.6%
Philip A. Frantz (57)	21,398	*
Rick S. Hartman (46)	48,044	*
Robert E. Hoptry (63)	161,475	2.5%
John R. Rodda (57)	38,777	*
James L. Saner, Sr. (50)	51,004	*
Daryl R. Tressler (50)	28,486	*
Edward J. Zoeller (57)	2,947	*
All current directors and executive officers as a group (15 persons)	912,113	14.0%

*
Represents less than 1% of the Company's outstanding common shares.

(1)
The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Certain of the Company's directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as follows:

•
Mr. Barron—15,775 shares held by his wife.

•
Mr. Deffner—74,421 shares held by his wife.

•
Dr. Dunevant—2,899 shares held by his wife.

•
Mr. Frantz—917 shares held by his wife.

•
Mr. Hartman—5,199 shares held by his wife and 5,196 shares held by Mrs. Hartman as custodian for their children.

•
Mr. Hoptry—1,314 shares held by his wife.

•
Mr. Rodda—3,627 shares held by his wife.

•
Mr. Saner—1,424 shares held by his wife.

•
Mr. Tressler—2,579 shares held by his wife.

•
Mr. Zoeller—120 shares held by his wife.

  All current directors and executive officers as a group disclaim beneficial ownership of a total of 113,471 shares.

(2)
For executive officers, the numbers include interest in shares held in the Company's 401(k) and Retirement Plan, with respect to which participants have voting power: Mr. Bauer—5,029 shares; Mr. Benziger—256 shares; Mr. Rodda—30,009 shares; Mr. Saner—1,492 shares; Mr. Tressler—17,999 shares; and all current executive officers as a group—56,439 shares.

(3)
Based on the number of shares outstanding at January 31, 2002.

ITEM I—ELECTION OF DIRECTORS

        A Board of Directors consisting of nine members is to be elected at the Annual Meeting. The Board of Directors proposes that the nominees described below, all of whom are currently serving as directors, be re-elected for a new term of one year and until their successors are duly elected and qualified. Each of the nominees has consented to serve a one-year term. If any of them become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Who are the nominees standing for election to the Board? The nominees standing for election are:

Eric E. Anderson	Director since 1999
Mr. Anderson is President and CEO of Anderson Insurance and Financial Services, a general lines insurance agency.
William G. Barron	Director since 1989
Mr. Barron is Chairman and President of Wm. G. Barron Enterprises, Inc., a commercial real estate broker, manager and developer.
Dale J. Deffner	Director since 1998
Mr. Deffner is retired. Prior to October 1999, Mr. Deffner was a partner in Deffner and Tebbe Accounting Service, a public accounting firm.
Don S. Dunevant, M.D.	Director since 2000
Dr. Dunevant is a family physician.
Philip A. Frantz	Director since 1987
Mr. Frantz is a partner in Coldren & Frantz, a law firm.
Rick S. Hartman	Director Since 2000
Mr. Hartman is President of The HRH Group, Ltd, a motel management and ownership company.
Robert E. Hoptry	Director since 1983
Mr. Hoptry is Chairman of the Board and the retired President and Chief Executive Officer of the Company.
James L. Saner, Sr.	Director since 1998
Mr. Saner is the President and Chief Executive Officer of the Company.
Edward J. Zoeller	Director since 1994
Mr. Zoeller is President of E.M. Cummings Veneer, Inc., a manufacturer of veneered furniture parts.

How are directors compensated?

        Each non-employee director receives an annual retainer of $10,500 and a fee of $600 per Board meeting attended. Each non-employee director receives a fee of $600 per Committee meeting attended when held on a day that the Board is not meeting and, commencing May 2001, $200 per Committee meeting attended when held on a day that the Board is meeting.

How often did the board meet during fiscal 2001?

        The Board of Directors met 14 times during fiscal 2001. Each director attended more than 75% of the total of meetings of the Board and Committees on which he served.

What committees has the Board established?

        The Board of Directors has standing Executive, Compensation, Audit and Corporate Loan Committees.

BOARD COMMITTEE MEMBERSHIP

Name	Executive Committee	Compensation Committee	Audit Committee	Corporate Loan Committee
Eric E. Anderson		M
William G. Barron	M	C		M
Dale J. Deffner	M	M		M
Don S. Dunevant		M
Philip A. Frantz		M	C
Rick S. Hartman	M		M
Robert E. Hoptry	C			C
James L. Saner, Sr.	M			M
Edward J. Zoeller			M

M: Member.
C: Chairman.

        Each of the Committees under Indiana law possesses all the powers of the Board except the power to issue shares, approve mergers or declare dividends (except at a rate or in a periodic amount or within a price range established by the Board), and certain other powers specifically reserved by Indiana law to the Board. The primary functions of the Committees are as follows:

        Executive Committee.    The Executive Committee exists for the purpose of reviewing and implementing business policies and making business decisions that need to be made under circumstances where convening the full Board is not possible or practical. In fiscal 2001, the Executive Committee held no meetings.

        Compensation Committee.    The Compensation Committee is charged with reviewing the Company's general compensation strategy; establishing salaries and reviewing benefit programs for the Chief Executive Officer and those persons who report directly to him; reviewing, approving, recommending and administering the Company's incentive compensation plans and certain other compensation plans; and approving certain employment contracts. In fiscal 2001, the Compensation Committee held four meetings, each meeting occurring on a day when the Board also met.

        Audit Committee.    The Audit Committee is charged with recommending the appointment of independent accountants; reviewing the arrangements for and scope of the audit by independent accountants; reviewing the independence of the independent accountants; considering the adequacy of the system of internal accounting controls and reviewing any proposed corrective actions; reviewing and monitoring the Company's policies relating to ethics and conflicts of interests; discussing with management and the independent accountants the Company's draft annual financial statements and key accounting and/or reporting matters; and reviewing the activities and recommendations of the Company's management audit department. In fiscal 2001, the Audit Committee met six times, each meeting occurring on a day when the Board also met.

        Corporate Loan Committee.    The Corporate Loan Committee exists for the purpose of providing loan approval and credit oversight of any loan exceeding $3 million and any loans to any borrower or affiliated borrower group whose total indebtedness to the Company exceeds $3 million. In fiscal 2001, the Corporate Loan Committee met nine times, once on a day when the Board also met and eight times on a day when the Board did not meet.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of 10% or more of the outstanding shares to file reports concerning their direct or indirect ownership of Company securities. The Company believes that all such reports were filed timely in compliance with Section 16(a) during 2001, except as follows: Director Eric E. Anderson and executive officer John C. Parker each failed once to file a required form for a transaction required to be reported. Director Dale J. Deffner failed two times to file a required form for a transaction required to be reported. Director William G. Barron failed three times to file a required form involving a total of six transactions required to be reported. Executive officer John R. Rodda failed four times to file a required form involving a total of nine transactions required to be reported. The transactions to have been reported in such delinquent filings were reported in filings made in February, 2002.

Certain Relationships and Related Transactions

        The Company's bank subsidiaries make loans in the ordinary course of business to directors and executive officers of the Company, and to family members and other entities with which a director, executive officer or a family member may be affiliated. These loans are subject to various federal and state banking laws and are made on substantially the same terms, including interest rates and collateral, as those provided for comparable transactions with other persons. The Company believes these loans do not involve more than a normal risk of collectability or present other unfavorable features. The Company's bank subsidiaries also provide directors and executive officers and their family members and other entities with other banking, trust, insurance and other financial services in the ordinary course of business.

EXECUTIVE OFFICERS OF THE COMPANY

        The following table sets forth the names and ages of all executive officers of the Company and their positions. Except as set forth below, each executive officer has held the specified position for the last five years.

Name	Age	Position
James L. Saner, Sr.	50	President, Chief Executive Officer (1)
Donald A. Benziger	48	Senior Vice President, Chief Financial Officer (2)
John C. Parker	49	Senior Vice President, Head of Operations (3)
Michael K. Bauer	47	Chief Executive Officer, Regional Bank (4)
John R. Rodda	57	Chief Executive Officer, Capstone Bank (5)
Daryl R. Tressler	50	Chief Executive Officer, People's Trust Company and Union Bank (6)
James M. Anderson	30	Corporate Controller (7)

(1)
Mr. Saner has served as President and Chief Executive Officer of the Company since May 18, 1999. During 2001 Mr. Saner also served as Chairman, President and Chief Executive Officer of People's Trust Company. During 1998, Mr. Saner served as President and Chief Operating Officer of the Company and prior to that he served as Chairman, President and Chief Executive Officer of P.T.C. Bancorp.

(2)
Mr. Benziger has served as Senior Vice President, Chief Financial Officer and Corporate Secretary of the Company since April 29, 1999. Prior to that Mr. Benziger served as Senior Vice President and Chief Financial Officer at Century National Bank.

(3)
Mr. Parker has served as Senior Vice President, Head of Operations since December 4, 2000, and prior to that he served as Senior Vice President, Head of Operations at People's Trust Company.

(4)
Mr. Bauer has served as Chairman, President and Chief Executive Officer of Regional Bank since September 1995 and prior to that served as President and Chief Executive Officer of Regional Bank.

(5)
Mr. Rodda has served as Chairman, President and Chief Executive Officer of Capstone Bank since November 2000. From May 2000 until November 2000 he served as President and Chief Executive Officer of Capstone Bank. Prior to that he served as President and Chief Executive Officer of both First Affiliated Bancorp, Inc. and Capstone Bank.

(6)
Mr. Tressler has served as Chairman, President and Chief Executive Officer of both People's Trust Company and Union Bank since January 1, 2002. Prior to January 1, 2002 Mr. Tressler served as Chairman, President and Chief Executive Officer of Union Bank.

(7)
Mr. Anderson has served as Corporate Controller for the Company since September 11, 2000. Prior to that Mr. Anderson served as Financial Analyst at Hill-Rom Company, Inc.

EXECUTIVE COMPENSATION

        The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

Report of the Compensation Committee

        The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2001.

  What is the Company's philosophy for executive officer compensation?

        The Company's compensation program for executives consist of two key elements:

  •
  a base salary, and

  •
  a performance-based annual bonus.

        The Compensation Committee believes that this two-part approach serves the interests of the Company and its shareholders. It is intended to enable the Company to meet the requirements of the highly competitive environment in which the Company operates. Under this approach, compensation for these officers involves a part of their pay that is "at risk"—namely, the annual bonus. The variable annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on an evaluation of the contribution made by the officers to Company performance.

        Base Salary.    Base salaries for the Company's executive officers other than its chief executive officer, as well as changes in such salaries, are based upon recommendations by the chief executive officer, James L. Saner, Sr., taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position; the contribution and experience of the officer, and the length of the officer's service with the Company and its predecessors. The Compensation Committee then approves or disapproves such recommendations.

        Annual Bonus.    Bonuses for fiscal 2001 were granted to executive officers under the Company's annual bonus performance plan as indicated in the following Executive Compensation Summary Table. Under the plan, the Compensation Committee, with input from Mr. Saner, establishes specific annual "performance targets" for each covered executive officer for a performance period of one year.

  How is the Company's Chief Executive Officer compensated?

        As Chief Executive Officer, Mr. Saner is compensated pursuant to an employment agreement entered into in May 1998. The agreement, which extends through May 31, 2002, subject to earlier termination under certain circumstances, provides for an annual base salary of at least $165,000. The annual base salary must also be at least $10,000 more than the annual base salary paid to any other executive officer of the Company. The Compensation Committee, without any recommendation from Mr. Saner, determined his annual base salary for 2001 by taking into account such factors as competitive industry salaries; a subjective assessment of the nature of the position; and the contribution and experience of Mr. Saner. Bonuses for 2001 and 2000 were granted to Mr. Saner under the Company's annual bonus performance plan as indicated in the following Executive Compensation Summary Table. Mr. Saner did not earn a bonus for 1999 under bonus plans then in effect.

Members of the Compensation Committee /s/ William G. Barron (Chairman) /s/ Eric E. Anderson /s/ Dale J. Deffner /s/ Don S. Dunevant /s/ Philip A. Frantz

Employment Agreement with James L. Saner, Sr.

        Mr. Saner serves as Chief Executive Officer of the Company pursuant to an employment agreement effective May 1, 1998. The agreement provides for Mr. Saner's employment through May 31, 2002 (subject to earlier termination in certain circumstances as described below), at an annual base salary of at least $165,000. The annual base salary also must be at least $10,000 more than the annual base salary paid to any other executive officer of the Company. Mr. Saner also is entitled to participate in all bonus and other benefit plans or programs offered by the Company to any executive officer.

        The Company has the right to terminate Mr. Saner's employment at any time and for any reason. However, unless the termination is for "cause," Mr. Saner is entitled to receive (subject to his compliance with certain non-competition provisions described below) his annual base salary for 36 months or the remainder of the term of the employment agreement, whichever period is shorter. Mr. Saner also is entitled to participate in the Company's insurance benefit plans, or alternatively be reimbursed on an after-tax basis for costs to obtain equivalent insurance coverage, for twelve months following such a termination of employment.

        Mr. Saner has the right to terminate his employment at any time and for any reason. Unless Mr. Saner terminates his employment for "good reason," the Company is only required to pay Mr. Saner the base salary and any bonus earned prior to the termination of employment. If Mr. Saner terminates his employment for "good reason," the Company is required to make the same payments to him as if the Company had terminated his employment without "cause." Mr. Saner has the right to terminate the agreement for "good reason" in the event the Company is in material breach of any provision of the agreement that is not cured within ten days' notice from Mr. Saner to the Company. The Company's obligation to make payments to Mr. Saner following a termination of employment for "good reason" or without "cause" is subject to Mr. Saner's compliance with certain non-competition provisions in the agreement. If Mr. Saner chooses to become associated with a competitor of any of the Company's banks in violation of these non-competition provisions, the Company's obligation to continue to make payments to Mr. Saner ceases.

Change in Control Severance Agreements—Senior Officers

        The Company has entered into change in control severance agreements (the "Agreements") with the Chief Executive Officer, each of the other named executive officers and certain other senior officers of the Company or its subsidiaries. References to executives in this description of Change in Control Severance Agreements are only to Mr. Saner, Mr. Bauer, Mr. Benziger, and Mr. Tressler. The purpose of the Agreements is to secure the continued service and dedication of the executives in the event of an actual or threatened Change in Control (as defined in the Agreements). Each Agreement becomes operative only upon both a Change in Control and the subsequent termination of employment of the executive under circumstances covered by the Agreement. Payments under the Agreements are in full settlement of all other severance payments that may otherwise be payable to the executive under any other severance plan or agreement of the Company. The following discussion summarizes the key provisions of the Agreements covering the Chief Executive Officer and each other named executive officer.

        If the employment of any of the named executive officers is terminated during the two-year period following a Change in Control of the Company, either by the Company other than for Cause (as defined in the Agreements) or by the executive for Good Reason (as defined in the Agreements, including the termination of employment by executive for any reason during the 30-day period commencing six months after the date of such Change in Control), the executive will be entitled to receive: (a) a lump sum cash amount equal to such executive's unpaid salary and bonus amounts that have become payable, plus a pro-rata portion of such executive's annual bonus for the fiscal year of termination of employment; (b) severance pay in a lump sum cash amount equal to two times (2.99 times in the case of Mr. Saner) the sum of (i) the executive's highest annual rate of base salary during the 12-month period immediately prior to his termination of employment and (ii) the executive's annual incentive bonus earned for the last completed fiscal year of the Company; and (c) continuation of medical, dental, accident, disability and life insurance benefits for the executive and his dependents for a period of two years following the executive's date of termination of employment. If the executive's date of termination is within two years of the earliest date on which such termination could be considered a Retirement (as defined in the Agreements), the benefits described in (b) and (c) in the preceding sentence will be reduced accordingly. In the event that payments related to a Change in Control of the Company to any executive under the Agreements or otherwise are subject to the excise tax under Section 4999 of the Internal Revenue Code, the Company will generally provide the executive with an additional amount sufficient to enable executive to retain the full amount of his Change in Control benefits as if the excise tax had not applied, unless a reduction in such Change in Control related payments by less than 5% would result in the excise tax not being imposed on such executive, in which case payments under the Agreement shall be reduced (but not below zero) to the amount that could be paid to such executive without giving rise to such excise tax.

Executive Compensation Summary Table

        The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2001 and whose total annual salary and bonus exceeded $100,000 (the "named executive officers") for services rendered to the Company during each of the last three fiscal years or such shorter period during which they have been employed by the Company.

EXECUTIVE COMPENSATION SUMMARY TABLE

	Annual Compensation (1)
Name and Principal Positions	Fiscal Year	Salary	Bonus	All Other Compensation (2)
James L. Saner, Sr.	2001	$222,000	$49,868	$34,458
President and Chief Executive Officer	2000	207,115	46,747	24,623
	1999	185,200		25,723
Michael K. Bauer	2001	$147,039	$31,424	$27,087
Chairman, President and Chief Executive	2000	142,577	21,922	16,908
Officer, Regional Bank	1999	137,510		20,438
John R. Rodda	2001	$143,325	$12,899	$44,326
Chairman, President and Chief Executive	2000	91,000		10,873
Officer, Capstone Bank
Daryl R. Tressler	2001	$142,500	$30,193	$40,427
Chairman, President and Chief Executive	2000	131,500	26,921	24,812
Officer, People's Trust Company and	1999	125,600		23,617
Union Bank
Donald A. Benziger	2001	$124,789	$21,737	$13,817
Senior Vice President and Chief	2000	118,096	19,997	4,264
Financial Officer	1999	73,865		179

(1)
Amounts shown include compensation earned by the named executive officers during 2001, including bonuses generally paid in the year following the year in which they are earned. The 1999 salary of Mr. Benziger only reflects the period beginning April 29, 1999, the date he became employed by the Company. The 2000 salary of Mr. Rodda only reflects the period beginning May 1, 2000, the date he became employed by the Company.

(2)
This column includes the dollar value of perquisites and other personal benefits for each named executive officer that is required to be reported under the rules of the Securities and Exchange Commission ("SEC"). The amounts shown in this column include contributions to the Company's Retirement Plan and matching contributions by the Company under the 401(k) Plan, which for 2001 were as follows: Mr. Saner—$24,375; Mr. Bauer -$19,544; Mr. Rodda—$23,686; Mr. Tressler—$21,202; and Mr. Benziger—$10,641.

Report of Audit Committee

        The Audit Committee of Indiana United Bancorp is composed of three independent directors and operates under a written charter.

        Management is responsible for the Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

        In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Corporation's consolidated financial statements as of and for the year ended December 31, 2001 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed these consolidated financial statements with management. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The independent accountants also provided to the Committee the written disclosures required by Independence Standards Board No. I (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence. The Committee also considered whether the independent accountants' provision of non-audit services to the Corporation is compatible with maintaining that firm's independence.

        Based upon the discussions and reviews referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

Members of the Audit Committee /s/ Philip A. Frantz (Chairman) /s/ Rick S. Hartman /s/ Edward J. Zoeller

Disclosure of Independent Accountant's Fees

Audit Fees	$99,625
Financial Information Systems Design and Implementation	0
All Other Fees	$108,106

Audit Fees

        Crowe, Chizek and Company LLP has audited the Company's financial statements for the calendar year 2001 that are included in the Company's annual report on Form 10-K, which report has been filed with the SEC and is being delivered to shareholders concurrently with this Proxy Statement. The Company has paid (or expects to pay) fees to Crowe, Chizek and Company LLP (including cost reimbursements) of

$99,625 for its services in connection with the calendar year 2001 audit and in connection with its review of the Company's unaudited financial statements that were included in its quarterly reports on Form 10-Q, which reports were filed with the SEC during the year 2001.

All Other Fees

        The Company has paid (or expects to pay) fees to Crowe, Chizek and Company LLP (including cost reimbursements) of $108,106 for all other services rendered during the year 2001. These services included tax return preparation, tax consulting, employee benefit plan audits, Federal Home Loan Bank collateral verification procedures, consulting and testing regarding network, internet and information systems controls, and other non-audit services.

Performance Graph

        The following performance graph compares the performance of the Company's Common Shares to the NASDAQ Market Index (U.S.) and the NASDAQ Financial Stocks Index for the 60 months ended December 31, 2001. The graph assumes an investment of $100 in each of the Company's Common Shares, the NASDAQ Market Index (U.S.) and the NASDAQ Financial Stocks Index on December 31, 1996, and also assumes reinvestment of all dividends.

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
Indiana United Bancorp	100.00	156.56	152.25	129.03	106.58	133.15
NASDAQ Market Index (U.S.)	100.00	121.64	169.84	315.19	191.36	151.07
NASDAQ Financial Stocks Index	100.00	156.70	152.36	138.71	153.97	159.14

ITEM 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Company has appointed Crowe, Chizek and Company LLP as the Company's independent accountants for the 2002 fiscal year. Crowe, Chizek and Company LLP has served as the Company's independent accountants since March 31, 1999. Services provided to the Company and its subsidiaries by Crowe, Chizek and Company LLP in fiscal 2001 included the examination of the Company's consolidated financial statements and consultations on various other matters as outlined on pages 12 and 13. Representatives of Crowe, Chizek and Company LLP have not been requested by the Company to be present at the annual meeting and are not expected to be present to respond to questions or to make any statements.

        The Board of Directors recommends that shareholders vote "FOR" ratification of the appointment of Crowe, Chizek and Company LLP as the Company's independent accountants for fiscal 2002.

        In the event shareholders do not ratify the appointment, the Audit Committee and the Board of Directors will reconsider the appointment.

ITEM 3—PROPOSED AMENDMENT TO THE CORPORATE NAME

        The Company's Board of Directors proposes to amend the Company's articles of incorporation to change the name of the Company to MainSource Financial Group, Inc. The Board believes that the current corporate name, Indiana United Bancorp, may imply to some that the Company does not have business operations outside of Indiana, when it does. The Board also believes that the proposed new name more effectively communicates the Company's strategy of offering diversified financial services that complement its traditional commercial banking business.

        The Board of Directors recommends that shareholders vote "FOR" approval of the proposed amendment to the articles of incorporation to change the Company's name.

OTHER MATTERS

        As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

Advanced Notice Procedures

        Under the Company's bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting (which includes shareholder proposals that the Company is required to include in its proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 60 nor more than 90 days prior to the meeting. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in the Company's proxy statement.

Shareholder Proposals for the 2003 Annual Meeting

        Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Company's annual meeting of shareholders in 2003 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, the Company's Secretary must receive shareholder proposals no later than November 25, 2002.

Proxy Solicitation Costs

        The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of shares.

By order of the Board of Directors,
Donald A. Benziger Secretary
March 25, 2002

Indiana United Bancorp
Greensburg Indiana 47240
Proxy for 2002 Annual Meeting of Shareholders
(Please Complete, Sign, Date and Return Promptly)

The undersigned shareholder of INDIANA UNITED BANCORP ("Company"), Greensburg, Indiana, does hereby nominate, constitute and appoint DALE J. DEFFNER, PHILIP A. FRANTZ, JAMES L. SANER, SR., and EDWARD J. ZOELLER, or any of them (with full power to act alone), my true and lawful attorney(s) and proxy(ies) with full power of substitution, for me and in my name, place and stead, to vote all of the Common Shares of the Company standing in my name on its books at the close of business on March 8, 2002 at the Annual Meeting of Shareholders to be held at the Knights of St. John Hall, 312 South Wilder Street, Greensburg, Indiana on April 24, 2002 at 10:00 a.m. (Eastern Standard Time), and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

  1.
  Election of Directors.    To elect as directors the following nine (9) nominees: Eric E. Anderson, William G. Barron, Dale J. Deffner, Don S. Dunevant, M.D., Philip A. Frantz, Rick S. Hartman, Robert E. Hoptry, James L. Saner Sr., and Edward J. Zoeller

    ☐ FOR all nominees (except as otherwise indicated below)            ☐ WITHHOLD AUTHORITY to vote for all nominees

    (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line below)

  2.
  Ratification of Appointment of Independent Accountants.    To ratify the appointment of Crowe, Chizek and Company LLP as the Company's independent accountants for the fiscal year ending December 31, 2002; and

    ☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

  3.
  Approval of Proposed Amendment to the Corporate Name:    To approve an amendment to the Company's articles of incorporation to change the name of the Company to MainSource Financial Group, Inc.; and

    ☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

  4.
  Other Business.    To transact such other matters as may properly be brought before the Annual Meeting or any adjournment thereof. (The Board of Directors does not know of any such other matters.)

    ☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1 AND A VOTE "FOR" ITEMS 2, 3, AND 4.

  Information regarding the matters to be acted upon at the meeting is contained in the Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this proxy.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED AND IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT. IF NO INSTRUCTION IS INDICATED, THEN THE ABOVE-NAMED PROXIES, OR ANY ONE OF THEM, WILL VOTE THE SHARES REPRESENTED "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1 AND "FOR" ITEMS 2 AND 3, AND IN ACCORDANCE WITH THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

  IN WITNESS WHEREOF, I have hereunto set my hand this     day of                  , 2002.

(Signature of Shareholder(s))

  Please sign above exactly as your name(s) appears opposite the signature lines. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

An addressed postage prepaid envelope is enclosed for your convenience in promptly returning your proxy to the Company.
The prompt return of your proxy will help the Company avoid additional costs in soliciting proxies.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ABOUT THE MEETING
STOCK OWNERSHIP
ITEM I—ELECTION OF DIRECTORS
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
ITEM 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
ITEM 3—PROPOSED AMENDMENT TO THE CORPORATE NAME
OTHER MATTERS
ADDITIONAL INFORMATION